Exhibit (d)(2)

SCHEDULE A

Revised October 19, 2026 to

the

ADVISORY AGREEMENT

Dated June 12, 2015 between

EXCHANGE LISTED FUNDS TRUST

and

EXCHANGE TRADED CONCEPTS, LLC

The Trust will pay to the Adviser, as compensation for the Adviser’s services rendered, a fee computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

Fund	Rate	Effective Date
Saba Opportunistically Hedged Closed-End Funds ETF	110 bps	March 15, 2017
Defiance LLM Catalyst Momentum ETF (formerly, QRAFT AI-Enhanced U.S. Large Cap Momentum ETF)	75 bps	May 1, 2019
ETC Cabana Target Beta ETF	80 bps	September 4, 2020
ETC Cabana Target Drawdown 10 ETF	80 bps	September 4, 2020
ETC Cabana Target Leading Sector Moderate ETF	80 bps	July 2, 2021
LG QRAFT AI-Powered U.S. Large Cap Core ETF	75 bps	November 1, 2023
Bancreek U.S. Large Cap ETF	80 bps	December 18, 2023
Bancreek International Large Cap ETF	90 bps	March 8, 2024
Stratified LargeCap Index ETF	45 bps	September 19, 2024
Stratified LargeCap Hedged ETF	95 bps	September 19, 2024
Long Pond Real Estate Select ETF	100 bps	September 26, 2024
PLUS Korea Defense Industry Index ETF	65 bps	December 10, 2024
Bancreek Global Select ETF	90 bps	January 16, 2026
ARMOR Core Risk-Managed ETF	60 bps	February 17, 2026
Climate Global - Climate Resilient REIT Index ETF	90 bps on the first $500 million of AUM; 80 bps on the next $500 million of AUM; 70 bps on the next $1,000 million of AUM; 60 bps on AUM above $2 billion	February 11, 2026
xETFs NVDA Daily Income ETF	99 bps	March 30, 2026

xETFs MSTR Daily Income ETF	99 bps	March 30, 2026
xETFs BMNR Daily Income ETF	99 bps	March 30, 2026
xETFs PLTR Daily Income ETF	99 bps	March 30, 2026
xETFs HOOD Daily Income ETF	99 bps	March 30, 2026
xETFs TSLA Daily Income ETF	99 bps	March 30, 2026
xETFs COIN Daily Income ETF	99 bps	March 30, 2026
PurePlay Nvidia Ecosystem Picks & Shovels Index ETF	75 bps	April 16, 2026
PLUS Korea Manufacturing Core Alliance Index ETF	65 bps	April 27, 2026
Billionaires Club ETF	85 bps	April 29, 2026
Integrity Dividend Harvest ETF	70 bps	June 26, 2026
Skylar Electricity Futures ETF	95 bps	June 22, 2026
ARIA Opportunities ETF	72 bps	July 14, 2026
xETFs U.S. Large Cap Upside Boost ETF	99 bps	Effective as of Effective Date of Registration Statement
xETFs OpenAI Upside Boost ETF	99 bps	Effective as of Effective Date of Registration Statement
xETFs Anthropic Upside Boost ETF	99 bps	Effective as of Effective Date of Registration Statement
xETFs NVDA Upside Boost ETF	99 bps	Effective as of Effective Date of Registration Statement
xETFs TSLA Upside Boost ETF	99 bps	Effective as of Effective Date of Registration Statement
xETFs SpaceX Upside Boost ETF	99 bps	Effective as of Effective Date of Registration Statement
KICK Korea Semiconductor Index ETF	65 bps	September 9, 2026
xETFs AI Bottlenecks ETF	75 bps	September 17, 2026
xETFs International Semiconductor Index ETF	65 bps	September 17, 2026
KICK CPU Index ETF	65 bps	Date of Registration Statement
KICK Space Data Center & Infrastructure Index ETF	65 bps	Date of Registration Statement

Exchange Listed Funds Trust:	Exchange Traded Concepts, LLC

/s/ Richard Malinowski	/s/ Richard Malinowski
Richard Malinowski, President	Richard Malinowski, Co-CEO